ZEVEX INTERNATIONAL, INC.

                           4314 South ZEVEX Park Lane

                           Salt Lake City, Utah 84123

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE

                              HELD ON JUNE 8, 2001.

To the Shareholders:

         The annual meeting of the shareholders (the "Annual Meeting") of ZEVEX International, Inc., (the "Company") will be held on June 8, 2001, at the Company's corporate offices, 4314 South ZEVEX Park Lane (670 West), Salt Lake City, Utah 84123, at 9:00 a.m., Mountain Time, to consider and vote on the following proposals:

         1. To elect Leonard C. Smith and Kathryn B. Hyer, as directors of the Company, to each serve a three-year term, or until his or her successor is duly elected and qualified.

         2. To ratify the appointment by the Board of Directors of Ernst & Young LLP, certified public accountants, as independent auditors for the year ended December 31, 2001.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items are more fully described in the Proxy Statement accompanying this Notice.

         ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON APRIL 16, 2001, ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF. YOUR ATTENDANCE AT THE ANNUAL MEETING IS IMPORTANT. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF SUCH SHAREHOLDER HAS PREVIOUSLY RETURNED A PROXY.

BY ORDER OF THE BOARD OF DIRECTORS



By /s/ Phillip L. McStotts

Phillip L. McStotts, Secretary
Dated: May 9, 2001

                           ZEVEX INTERNATIONAL, INC.

                              4314 ZEVEX PARK LANE

                           SALT LAKE CITY, UTAH 84123

                                 PROXY STATEMENT

         This proxy statement and accompanying proxy is furnished to the shareholders of ZEVEX International, Inc., a Delaware corporation (hereafter "ZEVEX," or the "Company"), by the Company in connection with its annual meeting of shareholders (the "Annual Meeting"). The Annual Meeting will be held on June 8, 2001, at the Company's corporate offices, 4314 ZEVEX Park Lane (670 West) Salt Lake City, Utah, 84123, at 9:00 a.m., Mountain Time, and at any adjournment(s) thereof. This proxy statement and the notice of Annual Meeting are first being mailed to shareholders on or about May 9, 2001.

         At the Annual Meeting, the shareholders will consider and vote on the following proposals:

         1. To elect Leonard C. Smith and Kathryn B. Hyer, as directors of the Company, to each serve a three-year term, or until his or her successor is duly elected and qualified.

         2.       To ratify the appointment by the Board of Directors of Ernst &
                  Young  LLP,  certified  public  accountants,   as  independent
                  auditors for the year ended December 31, 2001.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors recommends that shareholders vote FOR all nominees for director listed in Proposal Number 1, and FOR Proposal Number 2.

                             INFORMATION CONCERNING

                          PROXY SOLICITATION AND VOTING

Voting Rights


         Only holders of record of the 3,440,064 shares of the Company's Common Stock outstanding as of April 16, 2001 (the "Record Date") are entitled to vote at the Annual Meeting. Each shareholder has the right to one vote for each share of the Company's Common Stock owned by the shareholder.


Voting and Revocation of Proxies

         By completing and returning the accompanying proxy form, the shareholder authorizes David J. McNally and Phillip L. McStotts, as designated on the face of the proxy form (the "Proxy Holders"), to vote all shares for the shareholder. All returned proxies that are properly signed and dated will be voted by the Proxy Holders as the shareholder directs. If no direction is given, valid proxies will be voted by the Proxy Holders FOR the election of the persons nominated as directors, and FOR the appointment of Ernst & Young LLP as the Company's independent auditors for the year ended December 31, 2001.

         Additionally, the shares represented by a valid proxy will be voted by the Proxy Holders, in their discretion, on any other matters that may properly come before the Annual Meeting. The Board of Directors does not know of any matters to be considered at the Annual Meeting other than the proposals described above. In the event that any director nominee is unwilling or unable to serve, the Proxies will be voted for a substitute nominee, if any, to be designated by the Board of Directors. The Board of Directors currently has no reason to believe that any nominee will be unavailable or unwilling to serve.

         A proxy may be revoked at any time before its exercise by (i) delivering a document to the Secretary of the Company stating that the proxy is revoked, (ii) delivering to the Secretary of the Company or presenting at the Annual Meeting a new proxy executed on a later date by or on behalf of the person or entity executing the prior proxy, or (iii) voting in person at the Annual Meeting. A revoked proxy will not be voted.

Quorum and Voting Requirements

         A quorum of the voting shares of the Company must be present at the Annual Meeting for a vote to be taken. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, a quorum will be present if a majority of the voting shares outstanding and entitled to vote at the meeting are present in person or by proxy. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, abstentions and broker non-votes will be counted for the purposes of determining whether a quorum is present at the Annual Meeting.

         With regard to Proposal No. 1, directors are elected by a plurality of the shares present in person or by proxy and voting at the Annual Meeting. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote. The appointment of independent auditors under Proposal No. 2 separately requires the affirmative vote of a majority of the votes cast at the Annual Meeting. With regard to Proposals No. 2, abstentions and broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Adjournment of Annual Meeting

         In the event that Proxies representing sufficient votes to constitute a quorum are not received by the date of the Annual Meeting, the officer presiding over the meeting or the Proxy Holders may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. At such adjournments the proxies will continue to be valid and, once a quorum is present in person or by proxy, directors may be elected by plurality vote and other proposals can be approved by the affirmative vote of the holders of a majority of the Company's voting shares present in person or by proxy. The Proxy Holders will vote in favor of any such proposed adjournments.

Solicitation

         The solicitation of proxies pursuant to this Proxy Statement will be made primarily by mail. In addition, officers, employees, and representatives of the Company may solicit proxies by telephone, email, facsimile, or personal interviews, and arrangements will be made with banks, brokerage firms, and others to forward solicitation materials to the beneficial owners of record of shares held by them. The total cost of all such solicitation efforts, including reimbursement of the expenses of brokers and other nominees, will be borne by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock (par value $0.001) as of April 16, 2001, by (i) each person (or group of affiliated persons) who is known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and executive officer of the Company, and (iii) all executive officers and directors of the Company as a group. As of such date, the Company had a total of 3,440,064 shares of Common Stock outstanding. Unless indicated otherwise, the address for each officer, director and 5% shareholder is c/o the Company, 4314 ZEVEX Park Lane, Salt Lake City, Utah 84123.


                                                     Number of              Percent

 Name                                              Shares Owned           Of Class(1)
 ----------------                                  ------------           -----------
Dean G. Constantine(2)                                320,550                 9.1%
David J. McNally(3)                                   311,348                 8.9%
Kirk Blosch(4)                                        244,500                 7.1%
Jeff Holmes(5)                                        244,500                 7.1%
Phillip L. McStotts.(6)                               220,550                 6.3%
Leonard C. Smith(7)                                   153,163                 4.3%
Bradly A. Oldroyd(8)                                   17,000                  *
Darla R. Gill(9)                                       13,480                  *
Kathryn B. Hyer(10)                                     8,250                  *
David B. Kaysen(11)                                          0                 *
All Officers and Directors
as a Group (3) (6) (7) (8) (9) (10) (11)              723,791                19.2%

*Less than 1%



(1) For purposes of the table, "beneficial ownership" includes stock that a shareholder has the right to acquire pursuant to options or rights of conversion within 60 days of April 16, 2001. The percentage ownership for each shareholder is calculated assuming that all the stock that could be so acquired by that shareholder within 60 days, by option exercise or otherwise, has in fact been acquired and that no other shareholder has exercised a similar right to acquire additional shares. Except as indicated otherwise below, the shareholder named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.


(2) Beneficial owner. Includes 251,900 shares of Common Stock held directly and 68,650 shares of Common Stock issuable upon exercise of options held by Mr. Constantine that are currently exercisable or will become exercisable within 60 days. Mr. Constantine's address is 3175 E. Oldridge Circle, Salt Lake City, Utah 84121.

(3) Chief Executive Officer and Chairman of the Company. Includes 240,198 shares of Common Stock held directly and 71,150 shares of Common Stock issuable upon exercise of options held by Mr. McNally that are currently exercisable or will become exercisable within 60 days. Excludes 81,250 shares of Common Stock issuable upon exercise of options held by Mr. McNally that are not currently exercisable and will not become exercisable within 60 days.

(4) Beneficial owner. Includes 244,500 shares of Common Stock held directly by Mr. Blosch. Mr. Blosch's address is 2081 S. Lakeline Drive, Salt Lake City,
UT 84109.
(5) Beneficial owner. Includes 244,500 shares of Common Stock held directly by Mr. Holmes. Mr. Holmes' address is 8555 E. Voltaire Ave., Scottsdale, AZ 85260.

(6) Chief Financial Officer, Secretary, Treasurer, and director of the Company. Includes 149,400 shares of Common Stock held directly and 71,150 shares of Common Stock issuable upon exercise of options held by Mr. McStotts that are currently exercisable or will become exercisable within 60 days. Excludes 81,250 shares of Common Stock issuable upon exercise of options held by Mr. McStotts that are not currently exercisable and will not become exercisable within 60 days.


(7) President, current director and director nominee of the Company. Includes 9,200 shares of Common Stock held directly and 20,000 shares of Common Stock issuable upon exercise of options held by Mr. Smith that are currently exercisable or will become exercisable within 60 days by Mr. Smith. Also includes 123,963 shares of Common Stock that are issuable at $11 per share upon conversion of debentures held by Mr. Smith in the principal amount of $1,363,594. Excludes 60,000 shares of Common Stock issuable upon exercise of options held by Mr. Smith that are not currently exercisable or will not become exercisable within 60 days.


(8) Director. Includes 17,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days. Excludes 12,500 shares of Common Stock issuable upon exercise of options held by Mr. Oldroyd that are not currently exercisable and will not become exercisable within 60 days.

(9) Director. Includes 480 shares of Common Stock held directly and 13,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days. Excludes 12,500 shares of Common Stock issuable upon exercise of options held by Ms. Gill that are not currently exercisable and will not become exercisable within 60 days.

(10) Current director and director nominee. Includes 8,250 shares of Common Stock issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days. Excludes 10,000 shares of Common Stock issuable upon exercise of options held by Ms. Hyer that are not currently exercisable and will not become exercisable within 60 days.

(11) Director. Excludes 10,000 shares of Common Stock issuable upon exercise of options held by Mr. Kaysen that are not currently exercisable and will not become exercisable within 60 days.

                  SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers, and 10% shareholders to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all directors, executive officers, and 10% shareholders during 2000 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, except as follows: Mr. Kaysen and Ms. Hyer each filed one late report on Form 3, due December 2000, for their initial filing and for one transaction involving the grant of Company options to purchase common stock. Messrs. McNally, Smith, McStotts, Oldroyd and Ms. Gill each filed one late report on Form 4, due December 2000, for one transaction involving the grant of Company options to purchase common stock.

 ------------------------------------------------------------------------------

                        PROPOSAL 1 ELECTION OF DIRECTORS

 ------------------------------------------------------------------------------

         Pursuant to the Company's Delaware Certificate of Incorporation and Bylaws, the Company's Board of Directors has been divided into three classes, with only a single class subject to re-election each year. These three classes contain all seven of the Company's directorships. Class II contains two directorships expiring at the annual meeting of shareholders in 2003, and Class III contains three directorships expiring at the annual meeting of shareholders in 2002. Class I contains two directorships expiring at the Annual Meeting. At the Annual Meeting, shareholders are being asked to elect two individuals to serve as Class I directors until the 2004 annual meeting of shareholders and until their successors are duly elected and qualified.

Current Nominees for Director

         The names of the two nominees for Class I director, their ages, the number of years they have been directors of the Company, and their current positions with the Company are provided below.


                                                                                Years as
Name                           Age      Position                                Director
----                           ---      --------                                --------
Leonard C. Smith(a)            51       President and Director                      2
Kathryn B. Hyer                46       Director                                    1


(a) Mr. Smith was appointed President effective September 1, 2000. Previously Mr. Smith was the Vice President of
         Sales and Marketing of the Company and President of JTech.

         Certain biographical information with respect to each of the directors, including the two nominees, is set forth below.

Class I Directors - Nominees:

         Leonard C. Smith has served as President of the Company since September 2000, and as a director since April 1999. Mr. Smith is a founder of JTech
Medical Industries, Inc. ("JTech"), and has served as its President since 1995. He also serves as a director of the Company's two other wholly-owned subsidiaries, ZEVEX, Inc. ("ZEVEX, Inc."), and Aborn Electronics, Inc. ("Aborn"). Prior to joining JTech, in 1994 he established "the Charles Group", a medical marketing company specializing in diagnostic and rehabilitation products. From 1993 to 1994, Mr. Smith was Vice President of Four Corners, a large chain of health clubs based in the Southwest. From 1979 to 1993, Mr. Smith was a partner and Vice President of Sales and Marketing at Hoggan Health Industries, a manufacturer of commercial fitness equipment. Mr. Smith received a Bachelor of Science Degree in Business Management from the University of Utah in 1977.


         Kathryn B. Hyer has been a director of the Company since November 2000, filling a vacancy on the board left by the resignation of Dean Constantine. Ms. Hyer has been Chief Financial Officer of Quark Biotech, Inc., Chicago, Illinois, in charge of Finance, Human Resources and Administration since April 2000. Prior to joining Quark, from 1996 to 2000, Ms. Hyer was a Managing Director of the Health Care Corporate Finance group for First Union Securities, which acquired Everen Securities, Inc. in September 1999. In October 1996, Ms. Hyer founded
Everen Securities' Health Care Group, where she defined strategy and hired a banking team that focused on medical devices, biotechnology, specialty pharmaceuticals, and healthcare information technology companies. From 1994 to 1996 Ms Hyer served as the Director of Finance for the City of Cleveland. Previously, Ms. Hyer held Senior Vice President and vice president positions in the Corporate Finance and Public Finance Departments at predecessors of Everen Securities, Inc. from 1985 to 1994. Ms. Hyer graduated with Bachelor of Arts Degree in Political Science and Sociology from Aquinas College in Grand Rapids, Michigan in 1977, and a Juris Doctorate from Cleveland Marshall College of Law in Cleveland, Ohio in 1982.

Class II Directors - Expiration of Term:  2003

         David J. McNally, 39, is a founder of the Company and has served as the Company's Chief Executive Officer and as a director since September 2000. Prior to September 2000 Mr. McNally served as the Company's Executive Vice President and as a director since its inception in 1986. He also serves as CEO and director of the Company's three wholly-owned subsidiaries, ZEVEX, Inc., JTech, and Aborn. Prior to joining the Company, he was employed by EDO Corporation in Salt Lake City, Utah as a marketing manager from October 1985 to September 1987. From June 1984 to October 1985, Mr. McNally was employed by Physical Acoustics Corporation, a Princeton, New Jersey based manufacturer of acoustic testing systems, as its regional sales manager for the Southeastern United States. From June 1983 to June 1984, he was employed by Hercules, Inc., in Magna, Utah, as an advanced methods development engineer. Mr. McNally received a Bachelor of Science Degree in Mechanical Engineering from LaFayette College in 1983 and an Executive Master of Business Administration Degree from the University of Utah in 1992.

         Bradly A. Oldroyd, 43, has been a director of the Company since October 1991. He is the founder and principal shareholder of Pinnacle Management Group, a Salt Lake City-based personnel services firm, serving as its President since 1986. Mr. Oldroyd is also the founder and CEO of TeamONE Food and Fuel Centers, a Salt Lake City-based petroleum and convenience goods retailer. He is a member of the faculty of the University of Phoenix campus in Salt Lake City, where he teaches management and marketing courses in undergraduate and graduate programs. Mr. Oldroyd received a Bachelor of Science degree in Marketing from Utah State University in 1981 and a Master of Business Administration Degree from the University of Utah in 1982.

Class III Directors - Expiration of Term:  2002

         Phillip L. McStotts, 43, is a founder of the Company and has served as the Company's CFO, Secretary, and Treasurer, and as a director since its inception in 1986. He also serves as a director of the Company's three wholly-owned subsidiaries, ZEVEX, Inc., JTech, and Aborn, as CFO, Secretary and Treasurer of ZEVEX Inc., as Vice President and Secretary of Aborn, and as CFO and Secretary of JTech. Prior to joining the Company, Mr. McStotts was President of Phillip L. McStotts, CPA P.C., a Professional Corporation. Previously, Mr. McStotts was employed as an accountant with the Salt Lake City firm of Chachas & Associates, where he was tax manager. He has also worked in the tax departments of the regional accounting firms of Pearson, Del Prete & Company, and Petersen, Sorensen & Brough. Mr. McStotts received a Bachelor of Science Degree in Accounting from Westminster College in 1980, and received a Master of Business Administration Degree in Taxation from Golden Gate University in 1982.


         Darla R. Gill, 48, has been a director of ZEVEX since May 1993. She is a founder of Merit Medical Systems, Inc., in Salt Lake City, and served until 1992 as Executive Vice President and Director. In 1999 she became Vice President of International Sales and Marketing for Merit Medical Systems. Ms. Gill is also the owner of DRG Enterprises, a consulting company specializing in marketing, sales, and new product development. Ms. Gill was also the founder, President and Chairman of Momentum Medical Corp., a Salt Lake City-based manufacturer and distributor of home health care products from 1993 to 1998. She continues to serve as a Director for Momentum Medical. She was also previously employed by Utah Medical Products, Inc., a company where she served as Vice President of Marketing and Sales. Ms. Gill graduated from the University of Phoenix with a Bachelors Degree in Business Administration in 1988.


         David B. Kaysen, 51, has been a director of the Company since November 2000, filling a vacancy on the board left by the resignation of Kirk Blosch. Mr. Kaysen has served since 1992 as Chief Executive Officer, President, and director of Rehabilicare Inc., a publicly traded (NASDAQ: REHB) manufacturer and marketer of electromedical rehabilitation and pain management products for clinician, home and industrial use. From 1989 to 1992 Mr. Kaysen served as Executive Vice President for Emeritus, a company that developed and marketed clinical assessment software for the nursing home industry. Mr. Kaysen also served as President and CEO of Surgidyne, Inc., which markets specialty medical and surgical products from 1988 to 1989. From 1986 to 1988 Mr. Kaysen was Vice President of Marketing for Red Line/XVIIIB Medimart, a medical product distributor. Mr. Kaysen also served in various general management positions with the V. Mueller Division of American Hospital Supply Corporation from 1974 to 1986. Mr. Kaysen graduated with a Bachelor of Science Degree in Business Administration from the University of Minnesota in 1972.

Executive Officers

         The executive officers of the Company are as follows:

       Name                      Position

       David J. McNally(a)       Chief Executive Officer and Chairman
       Leonard C. Smith(b)       President and Director
       Phillip L. McStotts       Chief Financial Officer and Secretary/Treasurer

     (a) Mr. McNally was appointed Chief Executive Officer effective September 1, 2000. Previously Mr. McNally was the Executive Vice President of the Company.
     (b) Mr. Smith was appointed President effective September 1, 2000. Previously Mr. Smith was the Vice President of Sales and Marketing of the Company and President of JTech.

         For the biographies of Messrs. McNally, Smith, and McStotts, see "ELECTION OF DIRECTORS." Executive officers serve at the pleasure of the Board of Directors.

Committees of the Board of Directors

         The Board of Directors has two committees, the Audit Committee and the Compensation Committee. The Audit Committee is composed of Kathryn B. Hyer, David B. Kaysen and Bradly A. Oldroyd. Each of the Audit Committee members meets the independence requirement specified under NASDAQ Rule 4200(a)(14). The Audit Committee is authorized to review proposals of the Company's auditors regarding annual audits, recommend the engagement or discharge of the Company's auditors, review recommendations of such auditors concerning accounting principles and the adequacy of internal controls and accounting procedures and practices, review the scope of the annual audit, and review and discuss the audited financial statements with the auditors. The Audit Committee adopted a Charter in 2000, a copy of which is attached hereto as Appendix A. The Compensation Committee is composed of Ms. Gill and Mr. Oldroyd. The Compensation Committee makes recommendations to the Board of Directors regarding remuneration of the executive officers and directors of the Company and oversees the administration of the Company's stock option plan.

Meetings of the Board of Directors and its Committees

         The Board of Directors held three meetings during the last fiscal year. The Audit Committee held one meeting during the last fiscal year. The Compensation Committee held four meetings during the last fiscal year.

Compensation of Directors and Executive Officers

         Compensation of Directors

         Effective December 1, 2000, the Company pays each director who is not an employee of the Company or its subsidiaries a director's fee of $2,000 per quarter and $1,000 per day honorarium for special assignments and committees. Prior to December 1, 2000 the Company paid each director who was not an employee of the Company or its subsidiaries a director's fee of $625 per Board of Directors meeting attended, $250 for any annual meeting attended, and $125 per hour for any special meeting attended. Additionally, the Company has issued stock options to the non-employee directors in the past and may do so in the future. Although the Company may also issue stock options to directors who are employees for their service as directors, these employee directors currently receive no additional compensation for serving as directors or attending meetings of directors or shareholders.

         Compensation of Executive Officers

         Except for Leonard Smith, see "EMPLOYMENT AGREEMENTS," none of the executive officers have an employment agreement with the Company.

                           SUMMARY COMPENSATION TABLE


         The following table sets forth the compensation paid by ZEVEX to each of ZEVEX' executive officers during the three-year period ended December 31, 2000.


SUMMARY COMPENSATION TABLE

                                                                                           Long Term Compensation

                                Annual Compensation                                        Awards        Payouts

             (a)                (b)        (c)         (d)        (e)          (f)          (g)         (h)          (i)
                                                                 Other     Restricted                                All
Name and                                                         Annual       Stock                     LTIP        Other
Principal Position              Year     Salary       Bonus      Comp.       Awards       Options     Payouts       Comp.
------------------              ----     ------       -----      -----       ------       -------     -------       -----
David J. McNally(a)             2000      $142,528  $0             0            0            0           0          $5,250(d)
Chief Executive Officer         1999      $114,070  $48,000        0            0            0           0          $4,605(d)
Chairman                        1998      $107,755  $50,000        0            0            0           0          $5,000(d)

Leonard C. Smith(b)             2000      $128,563  $0             0            0            0           0          $5,250(d)
President                       1999      $100,000  $40,000        0            0            0           0          $4,000(d)
                                1998       N/A         N/A        N/A          N/A          N/A         N/A          N/A

Phillip L. McStotts             2000      $133,061  $0             0            0            0           0          $5,250(d)
Chief Financial Officer         1999      $114,070  $48,000        0            0            0           0          $4,605(d)
Secretary/Treasurer             1998      $107,755  $50,000        0            0            0           0          $5,000(d)

Dean G. Constantine(c)          2000      $141,087  $0             0            0            0           0          $4,250(d)
CEO and President               1999      $114,070  $48,000        0            0            0           0          $4,605(d)
                                1998      $107,755  $50,000        0            0            0           0          $5,000(d)

(a) Mr. McNally was appointed Chief Executive Officer effective September 1, 2000. Previously Mr. McNally was the Executive Vice President of the Company.
(b) Mr. Smith was appointed President effective September 1, 2000. Previously Mr. Smith was the Vice President of Sales and Marketing of the Company and President of JTech.

(c) Mr. Constantine resigned as CEO and President of the Company effective September 1, 2000. The 2000 salary includes $50,000 paid to Mr. Constantine of part of a severance package. (d) Represents the amount paid by ZEVEX as a contribution to ZEVEX' 401(k) Pension and Profit Sharing Plan on the officer's behalf.

OPTIONS GRANTS IN LAST FISCAL YEAR

                                   Individual Grants


                                             Percent of
                                                Total

                               Number of      Options/
                              Securities        SAR's
                              Underlying     Granted to                                   Potential Realizable Value at
                               Options/     Employees in    Exercise or                   Assumed Annual Rate of Stock
                             SARS Granted      Fiscal       Base Price     Expiration    Price Appreciation for Option
Name                              (#)           Year          ($/Sh)          Date                    Term
----                              ---           ----          ------          ----                    ----
(a)                               (b)            (c)            (d)            (e)            (f)              (g)
---                               ---            ---            ---            ---            ---              ---
David J. McNally                40,000          12.2%          $4.75        11/27/07        $119,489        $302,811
----------------------------
Leonard C. Smith                40,000          12.2%          $4.75        11/27/07        $119,489        $302,811
----------------------------
Phillip L. McStotts             40,000          12.2%          $4.75        11/27/07        $119,489        $302,811
----------------------------

         Effective November 27, 2000, the Compensation Committee approved the grant of Common Stock purchase options for 40,000 shares each to Messrs. McNally, Smith, and McStotts. The options vest over a period of four years. The options are exercisable at $4.75 per share, which was the fair market value at the date of the grant.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

         The following table sets forth the options exercised during the year ended December 31, 2000, by each executive officer of ZEVEX and the value of options held by such persons at such year-end.


                                                                                 Value of

                                                        Number of                Unexercised
                                                        Unexercised              In-the-Money
                                                        Options at               Options at
                                                        FY-End                   FY-End

                           Shares

Name and                   Acquired     Value           Exercisable/             Exercisable/
Principal Position         or Exercised Realized        Unexercisable            Unexercisable

David J. McNally


Chief Executive Officer          0           0          71,150/81,250            $1,890/0


Leonard C. Smith

President                        0           0           10,000/70,000           $0/0

Phillip L. McStotts


Secretary/Treasurer              0           0           71,150/81,250           $1,890/0


Dean G. Constantine

CEO, President                   0           0           68,650/0                $1,890/0

         Of the unexercised options listed above for each of Messrs. McNally, and McStotts, 5,400 were granted on December 17, 1992, and expire on December 16, 2001. Of the unexercised options listed above for Mr. Constantine 5,400 were granted on December 17, 1992, and expire on September 1, 2001. The exercise price on such options is $5.00. Of the unexercised options listed above for each of Messrs. McNally, and McStotts, 7,000 were granted on February 13, 1997, and expire on February 12, 2002. The exercise price on such options is $3.85. Of the unexercised options listed above for Mr. Constantine, 7,000 were granted on February 13, 1997, and expire on September 1, 2001. The exercise price on such options is $3.85. Of the unexercised options listed above for each of Messrs. McNally, and McStotts, 70,000 were granted on September 30, 1997 and expire on September 29, 2002. The exercise price on such options is $5.00. Of the unexercised options listed above for Mr. Constantine, 52,500 were granted on September 30, 1997 and expire on September 1, 2001. The exercise price on such options is $5.00. Of the unexercised options listed above for each of Messrs. McNally, and McStotts, 30,000 were granted effective on January 1, 1999 and expire on January 7, 2005. The exercise price on such options is $5.00. Of the unexercised options listed above for Mr. Constantine, 3,750 were granted effective on January 1, 1999 and expire on September 1, 2001. The exercise price on such options is $5.00. Mr. Constantine resigned his position as CEO and President of the Company effective September 1, 2000. Of the unexercised options listed above for Mr. Smith, 40,000 were granted on January 5, 1999 and expire on January 4, 2004. The exercise price on such options is $4.875. Of the unexercised options listed above for each of Messrs. McNally, Smith and McStotts, 40,000 were granted effective on November 27, 2000 and expire on November 27, 2007. The exercise price on such options is $4.75. The value of the unexercised options was determined by reference to the closing sales price for ZEVEX' Common Stock on the NASDAQ Stock Market as of December 31, 2000, which was $4.13.

EMPLOYMENT AGREEMENTS

         Except for Leonard Smith, the Company has no employment agreements with its executive officers. Mr. Smith's employment agreement is for a term of three years beginning December 31, 1998. Under the agreement Mr. Smith is paid a base salary of at least $100,000 and cash bonuses at the end of each year as determined by the Company's Compensation Committee. Termination without "cause" or termination for "good reason" by Mr. Smith will result in certain severance payments to Mr. Smith. Termination for "cause" by the Company or termination without good reason by Mr. Smith will reduce certain of the Company's further payment obligations to Mr. Smith under the JTech Purchase Agreement between the Company and Mr. Smith.


RELATED PARTY TRANSACTIONS

         On December 31, 1998, the Company acquired JTech pursuant to a Stock Purchase Agreement among the Company and the four shareholders of JTech. Leonard
C. Smith, one of the selling JTech shareholders, received $1,311,188 in cash and a convertible debenture in connection with the JTech Stock Purchase. The convertible debenture, in the principal amount of $1,363,594 (inclusive of the 1999 earn-out provision) is due January 6, 2002 and is convertible to common stock at Mr. Smith's option during the period from January 6, 2000 to January 6, 2002 at $11 per share.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation Committee of the Board of Directors reviews and approves salaries, bonuses, and other benefits payable to the Company's officers. The Compensation Committee is composed of Ms. Darla R. Gill and Mr. Bradly A. Oldroyd, both independent non-employee directors.

         The goals of the Compensation Committee in establishing compensation for executive officers are to align executive compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The compensation policies and programs utilized by the Compensation Committee and endorsed by the Board of Directors generally consist of the following:

i.       Recommending executive officer total compensation in relation to
            Company performance;
ii.      Providing a competitive compensation program in order to attract, motivate and retain qualified personnel;
iii.     Providing a management tool for focusing and directing the energies of the Company's three executives toward achieving individual and corporate objectives; and
iv. Providing long-term incentive compensation in the form of annual stock option awards and performance-based stock option awards to link individual success to that of the Company.

         The Company's executive compensation consists of three components: base salary, annual incentive compensation in the form of cash bonuses and stock options, each of which is intended to complement the others, and together to satisfy the Company's compensation objectives. The Compensation Committee's policies with respect to each of the three components are discussed below:

         Base Salary. The Compensation Committee considers several factors in determining base salaries for the Company's three executive officers, including industry averages for comparative positions, responsibilities of the executive officers, length of service with the Company, and corporate and individual performance.

         Cash Bonuses. Cash bonuses paid to the Company's three executive officers are discretionary and are based on the relative success of the Company in attaining certain financial objectives and the three officers' contribution to the achievement of those financial objectives.

         Stock Options. Stock options provide additional incentives to the Company's three executive officers to maximize long-term shareholder value. The options that have been granted vest over a defined period to encourage these officers to continue their employment with the Company. The Company also grants stock options to many employees, commensurate with their potential contributions to the Company.

Chief Executive Officer Compensation

         David J. McNally has been the Chief Executive Officer of the Company since September 1, 2000. Prior to September 1, 2000, Mr. McNally was Executive Vice President of the Company. For fiscal year 2000, Mr. McNally received base salary compensation consisting of a salary of $142,528, based upon industry averages for comparative positions, responsibilities, length of service and corporate and individual performance, and a grant of Common Stock purchase options of 40,000 shares for his potential contribution to the Company. The options vest over a period of four years. The options are exercisable at $4.75 per share.

         Dean G. Constantine was President and Chief Executive Officer of the Company since its incorporation in 1986 until his resignation effective September 1, 2000. For fiscal year 2000, Mr. Constantine received compensation consisting of a salary of $91,087, and salary continuation compensation of $50,000, which amounts to four months of the nine month salary continuation agreement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Darla R. Gill
Bradly A. Oldroyd

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just acceptability, of the accounting principles, the reasonableness of significant judgments, accounting estimates, and the clarity of disclosures in the financial statements.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and matters relating to provisions for non-audit related services.

         The Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Committee met with the independent auditors, with management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors and the Board has approved that audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to shareholders approval, the selection of the Company's independent auditors for the year ended December 31, 2001.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Kathryn B. Hyer,     Audit Committee Chair
Bradly A. Oldroyd,  Audit Committee Member
David B. Kaysen,    Audit Committee Member

COMPANY STOCK PRICE PERFORMANCE

         The following graph shows a comparison of the cumulative total shareholder return on the Company's Common Stock over the past five fiscal years with the cumulative total return of the Russell 2000 Stock Index and the Company's Peer Group, consisting of Novametrix Medical, Applied Biometrics, Inc., Candela Laser Corporation, Invivo Corporation, Lectec Corporation and Medstone International. The graph assumes $100 is invested in the Company's Common Stock and in each of the two indices at the closing market quotation on December 31, 1995 and that dividends are reinvested.

         The stock price performance graph depicted below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934. The stock price performance on the graph is not necessarily an indicator of future price performance.

[OBJECT OMITTED]

                             1995      1996       1997      1998       1999       2000
                             --------- ---------- --------- ---------- ---------- ---------

Russell 2000                      100        117       134        134        160       154
Peer Group                        100         96        77         86         83        50
ZEVEX                             100         83       228        119        128       103

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO ELECT THE TWO NOMINEES NAMED ABOVE TO SERVE IN CLASS I OF THE BOARD OF DIRECTORS UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2004 AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

 ------------------------------------------------------------------------------

                PROPOSAL 2 - APPOINTMENT OF INDEPENDENT AUDITORS

 ------------------------------------------------------------------------------

         Subject to ratification, the Board of Directors has selected Ernst & Young LLP as independent certified public accountants for the Company to examine the Company's financial statements for the year ended December 31, 2001. During 2000, Ernst & Young LLP examined the accounts of ZEVEX and its subsidiaries and also provided other audit services to ZEVEX in connection with Securities and Exchange Commission filings. We anticipate that an Ernst & Young representative will be present at the Annual Meeting, will have the opportunity to make a statement if desired, and will be available to answer appropriate questions.

Audit Fees

                                                                 Fees

Annual audit                                                     $100,322
Audit related services for benefit plan audits                   $18,000
Financial information system design and implementation           $0
Other non-audit service                                          $3,522

         THE BOARD OF DIRECTORS BELIEVES SUCH SELECTION IS IN THE BEST INTEREST OF THE COMPANY, AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL.

 ------------------------------------------------------------------------------

                              SHAREHOLDER PROPOSALS

 ------------------------------------------------------------------------------

         The Company anticipates that the 2002 Annual Meeting of Shareholders (`'2002 Annual Meeting") will be held in June 2002. In order for a shareholder's proposal to be considered for inclusion in the Company's proxy materials for the 2002 Annual Meeting, the proposal must be received by the Company's Secretary, Phillip L. McStotts, 4314 ZEVEX Park Lane, Salt Lake City, Utah 84123, no later than January 1, 2002, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

         Proposals of shareholders submitted for consideration at the Company's 2002 Annual Meeting (other than those submitted for inclusion in the Company's proxy material pursuant to Rule 14a-8) must be delivered to the Company's Secretary no later than March 15, 2002. If such timely notice of a shareholder's proposal is not given, the Company's Proxy Holders may exercise discretionary voting authority to vote on the proposal when and if it is raised at the 2002 Annual Meeting.

 ------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

 ------------------------------------------------------------------------------

         A copy of the Company's Annual Report (in the form of the Company's Form 10-K) accompanies this proxy statement. The Company will provide copies of the exhibits to the Form 10-K for a nominal fee upon request. The Company is subject to the informational requirements of Section 15(d) of the Securities Exchange Act of 1934, Commission File No. 001-12965, and in accordance therewith files reports on Forms 10-Q, 10-K, and 8-K with the Securities and Exchange Commission. Such reports and other information can be inspected, and copies can be obtained at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. Copies can also be obtained by searching the "EDGAR Archives" for the Company's name on the Commission's web page at http://www.sec.gov.

By order of the Board of Directors,
David J. McNally
Chief Executive Officer
Appendix A

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

Statement of Policy

The primary function of the Audit Committee ("Committee") is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to the shareholders, investment community or any governmental body; the corporation's systems of internal control regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting process; and selecting, evaluating and managing the Company's independent auditors.

Composition

The members of the Committee shall be appointed by, and will serve at the discretion of, the Board of Directors. The Committee shall be composed of at least three directors. Each member must be an "independent director" within the meaning of Nasdaq Rule 4200 and be capable of reading and understanding fundamental financial statements, or be able to do so within a reasonable period of time after appointment to the Committee. At least one member must have past employment experience in the finance or accounting, requisite professional certification in accounting or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. Notwithstanding the foregoing, in certain limited circumstances as determined by reference to Nasdaq Rule 4310(26), one member who is not an "independent director" may serve on the Committee.

Meetings

The Committee shall meet at least four times annually (prior to the company's filing of Form 10-Q and 10-K), or more frequently as circumstances dictate. The Committee shall meet at least annually with Management and the independent accountants in separate executive sessions to discuss any matter that the Committee or each of these groups believes should be discussed privately.

Responsibilities and Duties

In carrying out its responsibilities and duties, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements.

In carrying out these responsibilities and duties, the Audit Committee shall:

a) Review and manage the Company's relationship with its external auditors by (i) review the selection of auditors by management; (ii) evaluate the performance of independent auditors; and report to the directors the independent of the auditors; (iii) review the independents auditors' proposed fee arrangement; and (iv) obtain a formal written statement form the independent auditors regarding relationships and services with the Company which may impact independence (consistent with Independence Standard No. 1), presenting the statement to the board, and to the extent there are relationships, actively monitor and investigate them.

b) Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

c) Review with independent auditors, the company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desired. Particular emphasis should be given to the adequacy of such internal controls to expose any payment, transactions, or procedure that might be deemed illegal or otherwise improper.

d) Review the financial statements in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any change in accounting principles should be reviewed.

e) Review any significant disagreements among management and the independent auditors in connection with the preparation of the financial statements.

f) Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

g) Review accounting and financial human resources and succession planning within the Company.

h) Consider and approve, if appropriate, major changes to the Company's accounting principles and practices as suggested by the independent auditors or management.

i) Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

j) Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

k) Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

l) Oversee the Corporation's compliance with the requirements of the Securities and Exchange Commission for disclosure of auditor's services and Committee members and activities and preparing a Committee Report pursuant to such requirements.

m) Review and reassess the adequacy of this Charter at least annually, submitting the Charter to the Board of Directors for approval and having the document published at least every three years in accordance with SEC regulations.

n) Perform such other oversight functions as requested by the Board of Directors.

Appendix B

                                      PROXY

                            ZEVEX INTERNATIONAL, INC.

                4314 ZEVEX Park Lane, Salt Lake City, Utah 84123

                  Annual Meeting of Shareholders, June 8, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned shareholder of ZEVEX International, Inc., a Delaware corporation (the "Company"), hereby appoints David J. McNally and Phillip L. McStotts as Proxy Holders, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent and to vote, as designated below, all the shares of common stock of the Company held of record by the undersigned on April 16, 2001 (the record date), at the Annual Meeting of Shareholders to be held on June 8, 2001 or at any continuation(s) or adjournment(s) thereof. The proposals listed below are made by the Board of Directors.

1.       ELECTION OF DIRECTORS

         [GRAPHIC OMITTED] FOR all nominees listed below [GRAPHIC OMITTED] WITHHOLD AUTHORITY (except as marked to the contrary below) to vote for all nominees listed below

(To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

         Leonard C. Smith                                     Kathryn B. Hyer

2. APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001

         [ ] FOR                    [ ] AGAINST                    [ ] ABSTAIN

3. IN THEIR DISCRETION, Proxy Holders are authorized to vote upon such other business as may properly come before the Annual Meeting, provided the Company did not have notice of such other business a reasonable time before the mailing of the Proxy Statement that accompanies this Proxy.

         This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is given, then this Proxy will be voted FOR all nominees for director listed in Proposal 1, and FOR Proposal 2.

Please sign exactly as your name appears on the records of the Company's transfer agent. When shares are held by joint tenants, both should sign. When signing as attorney, or as executor, administrator, trustee, or guardian, please give your full title as such. If a corporation, the President or other authorized officer must sign in the full corporate name. If a partnership, an authorized person must sign in the partnership name.

Please mark, sign, date, and return this Proxy promptly. By signing below, the undersigned also acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 9, 2000, accompanying this Proxy.

                                            Dated:  _____________________________________________
                                            ---------------------      ------------------------------
                                            No. of Shares Held         No. of Shares Held at Brokerage
                                            of Record                  or Clearing House
                                            ---------------------      ------------------------------
                                            Signature (if held by      Name of Brokerage or Clearing
                                            an individual)             House

                                            ---------------------      ------------------------------
                                            Print Name                 Name of Entity Shareholder (if
                                                                       not held by an individual)
                                            ---------------------      ------------------------------
                                            Signature (if held         Signature of Authorized Signer
                                            jointly)                   of Entity
                                            ---------------------      ------------------------------
                                            Print Name                 Title of Authorized Signer

         RETURN PROXY TO:  ZEVEX International, Inc., 4314 ZEVEX Park Lane, Salt Lake City, Utah 84123
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